EXHIBIT 10.21
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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of April 3, 2000 (the "Effective Date"), by and between RxBazaar.com, Inc., a Delaware corporation (the "Corporation"), and Anand Adya, Chief Technology Officer and Vice President (the "CTO").

                                   WITNESSETH:

         WHEREAS, the Corporation and the CTO desire to set forth the terms and conditions on which, from and after the Effective Date, (i) the Corporation shall employ the CTO, (ii) the CTO shall render services to the Corporation, and
(iii) the Corporation shall compensate the CTO for such services;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties agree as follows:

1.       EMPLOYMENT; DUTIES

         (a) The Corporation engages and employs the CTO, and the CTO hereby accepts engagement and employment, as Chief Technology Officer and Vice President of the Corporation. The CTO shall perform such services and duties as are normally incident to such positions and are commensurate with the CTO's background, education and professional standing, all as the President of the Corporation shall reasonably determine.

         (b) The CTO shall perform his duties hereunder from the Corporation's executive office in the Boston area.

2.       TERM

         The CTO's employment hereunder shall be for an initial period of four
(4) years commencing on the Effective Date and continuing through the fourth anniversary thereof, unless sooner terminated as hereinafter provided (the "Initial Term"). Thereafter, the term and each extension will be automatically extended for successive one-year periods, unless the Corporation gives written notice of termination to the other party at least 60 days prior to the expiration of the current term.

3.       COMPENSATION

         (a) Subject to the terms and conditions of this Agreement, as compensation for the performance of his duties on behalf of the Corporation, the CTO shall be compensated as follows:

         (i) The Corporation shall pay the CTO a base salary at the rate of $145,000 per annum payable no less frequently than monthly in arrears on or before the first day of each succeeding month.

         (ii) The Corporation shall withhold all applicable federal, state and local taxes, social security and workers' compensation contributions and such other amounts as may be required by law or agreed upon by the parties with respect to the compensation payable to the CTO pursuant to this paragraph 3(a).
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         (b) The Corporation shall reimburse the CTO for all reasonable expenses incurred by the CTO in furtherance of the business and affairs of the Corporation, including reasonable travel and entertainment, against receipt by the Corporation of appropriate vouchers or other proof of the CTO's expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board of Directors of the Corporation.

         (c) The CTO shall be entitled to accrue paid vacation at the rate of fifteen (15) business days per annum, plus all the appropriate Corporation holidays.

         (d) The Corporation shall pay the insurance premium on a life insurance policy for the benefit of the CTO, which the CTO shall obtain. The Corporation shall also provide to the CTO medical benefits at the Corporation's expense, including but not limited to an annual physical examination. In addition, the Corporation shall make available to the CTO the opportunity to participate in a 401(k) program, if the Corporation begins such a program. The CTO shall also be entitled to all other benefits generally made available to the Corporation's senior executive officers from time to time.

4.       REPRESENTATIONS AND WARRANTIES BY THE CTO AND CORPORATION

         The CTO hereby represents and warrants to the Corporation as follows:

         (a) Neither the execution and delivery of this Agreement nor the performance by the CTO of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the CTO is a party or by which he is bound.

         (b) The CTO has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the CTO enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the CTO to execute and deliver this Agreement or perform his duties and other obligations hereunder.

         The Corporation hereby represents and warrants to the CTO as follows:

         (a) The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently contemplated.

         (b) The Corporation has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder.













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         (c) The execution, delivery and performance by the Corporation of this
Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) the certificate of incorporation or by-laws of the Corporation, or any agreement or instrument to which the Corporation is a party or by which the Corporation or any of its properties may be bound or affected.

5.       NON-COMPETITION

         (a) The CTO understands and recognizes that his services to the Corporation are special and unique and agrees that during the term of this Agreement and during the NonCompete period, he shall not in any manner, directly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person"), enter into or engage in any business using the same technology of the type developed by the Corporation, either as an individual for his own account, or as a partner, joint venturer, executive, agent, consultant, salesperson, officer, director or shareholder of a Person operating or intending to operate within the area that the Corporation is, at the date of termination, conducting its business.

         (b) During the Non-Compete Period, the CTO shall not interfere with or disrupt or attempt to disrupt the Corporation's business relationship with any of its customers, affirmatively suggest or propose that any of the employees of the Corporation leave such employment, or retain, help retain, or participate in retaining employees of the Corporation.

         (c) The Non-Compete Period shall mean the period of time beginning on the date of the CTO's termination and ending twelve (12) calendar months following such termination.

         (d) In the event that the CTO breaches any provisions of this Paragraph 5 or there is a threatened breach of this Paragraph 5, then, in addition to any other rights which the Corporation may have, the Corporation shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Paragraph 5, the CTO shall not argue as a defense that there is an adequate remedy at law nor shall the Corporation be prevented from seeking any other remedies which may be available.

6.       INVENTIONS ASSIGNMENTS; CONFIDENTIAL INFORMATION

         All inventions, improvements, ideas, names, patents, trademarks, copyrights, and innovations (including all data and records pertaining thereto), whether or not reduced to writing, which the CTO may originate, make or conceive during the term of his employment and for a period of three (3) months thereafter, either alone or with others and whether or not during working hours or by the use of facilities of the Corporation (except as may be originated made or conceived in connection with his consulting obligations pursuant to Paragraph 1(c) of this Agreement), and which relate to or are or may likely be useful in connection with the business or contemplated business of the Corporation shall be the exclusive property of the Corporation.

         The CTO agrees that during the course of his employment or at any time after termination, he will not disclose or make accessible to any other person, the Corporation's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business




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information of the Corporation or any of its clients. The CTO agrees (i) not to use any such information for himself or others; and (ii) not to take any such material or reproductions thereof from the Corporation's facilities at any time during his employment by the Corporation, except as required in the CTO's duties to the Corporation. The CTO agrees immediately to return all such material and reproductions thereof in his possession to the Corporation upon request and in any event upon termination of employment. The foregoing notwithstanding, the parties acknowledge and agree that the confidential and proprietary information of the Corporation and/or its clients shall not include the following: (a) information already in the public domain or hereafter disclosed to the public through no fault of the CTO; including but not limited to knowledge of (i) the business of other companies in the field, (ii) general business methods and structures useful in operating biomaterials companies, (iii) the status of patents and other technology in the field other than those of the Corporation;
(b) general knowledge about the biomaterials field obtained through the CTO's academic experience, or (c) specific ideas and projections of the biomaterials field's evolution.

         Except with prior written authorization by the Corporation, the CTO agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, its clients or any other party to whom the Corporation owes an obligation of confidence, at any time during or after his employment with the Corporation.

7.       TERMINATION

         (a) Subject to Paragraph 2 above, the CTO's employment hereunder shall begin on the Effective Date and shall continue thereafter until terminated upon the first to occur of the following events:

             (i) the death of the CTO or the Disability of the CTO, as defined below; or

             (ii) termination by the Board of Directors of the Corporation, either with or without Cause (as defined below); or

             (iii) voluntary resignation by the CTO after providing the Corporation with at least thirty days prior written notice.

         (b) Upon termination pursuant to clause (a)(i) above, such number of Restricted Shares that would have vested at the next quarterly vesting shall immediately vest. "Disability" of the CTO shall be deemed to have occurred if the CTO, by virtue of any injury, sickness, or physical condition is unable to perform substantially and continuously the duties assigned to him hereunder for more than sixty (60) consecutive or non-consecutive days out of any consecutive twelve (12) month period, exclusive of any accrued vacation.

         (c) Upon termination during the Initial Term or any renewal Term pursuant to clause (a)(ii) for any reason other than for Cause (as defined below), the Corporation shall offer the CTO a two (2) month consulting agreement (the "Consulting Agreement") commencing immediately upon the date of the CTO's termination (the "Termination Date").

         During the term of the Consulting Agreement, the CTO shall be compensated based upon the Total Annual Cash Compensation (as adjusted for such nine month period). In addition,




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during the term of the Consulting Agreement, the CTO shall be entitled to all health and other benefits described in paragraph 3(d) of this Agreement unless the CTO becomes entitled to comparable health and other benefits provided by a new employer or contractor at such new employer or contractor's expense. The CTO shall have no duty to mitigate the Corporation's obligations hereunder by seeking any other comparable employment or consulting arrangements during the term of the Consulting Agreement. If during such term the CTO becomes entitled to health and other benefits provided by a new employer or contractor at such new employer or contractor's expense, the CTO agrees to inform the Corporation promptly of such entitlement and to cooperate with the Corporation in terminating the CTO's coverage under the Corporation's benefit plans.

         (c) Upon termination by the Corporation during the Initial or any renewal Term pursuant to clause (a)(ii) with Cause or upon the voluntary resignation of the CTO pursuant to clause (a)(iii), such termination shall be effective immediately or on the effective date of the CTO's notice, as the case may be, and the CTO will be paid a portion of the Total Annual Cash Compensation due to the Termination Date, which has not been paid to him.

         (d) For purposes of this Agreement, "Cause" shall mean the unlawful conduct of the CTO constituting a felony under the law or dishonest conduct of the CTO involving moral turpitude and causing material harm to the Corporation, willful, reckless or grossly negligent misconduct or insubordination which is or is reasonably likely to be injurious to the Corporation, monetarily or otherwise, continuing after written notice thereof by the Board of Directors or a material breach of any of the CTO's obligations (not occasioned by the CTO's death or Disability) hereunder after written notice by the Corporation and failure to cure within 30 days of such notice.

8.       NOTICES

         Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given upon receipt by the other party.

9.       SEVERABILITY OF PROVISIONS

         If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

10.      ENTIRE AGREEMENT; MODIFICATION

         This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.










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11.      BINDING EFFECT

         The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon the CTO and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the CTO's obligations hereunder may not be transferred or assigned by the CTO.

12.      NON-WAIVER

         The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

13.      GOVERNING LAW; WAIVER OF JURY TRIAL

         This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts without regard to principles of conflict of laws. The parties irrevocably waive all right to a trial by jury in any suit, action, or other proceeding hereafter instituted by or against such party in respect of its obligations hereunder or the transactions contemplated hereby.

14.      ATTORNEYS FEES, COSTS.

         In the event a party breaches this Agreement, the breaching party shall pay all costs and attorneys' fees incurred by the other party in connection with such breach, whether or not any litigation is commenced.

14.      ATTORNEYS FEES, COSTS.

         In the event a party breaches this Agreement, the breaching party shall pay all costs and attorneys' fees incurred by the other party in connection with such breach, whether or not any litigation is commenced.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           RXBAZAAR.COM, INC.

                                           By:   /s/ Jay Wadekar
                                                 --------------------
                                           Title: President
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                                           /s/ Anand Adya
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